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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 2004

                              NGAS RESOURCES, INC.
                      (FORMERLY, DAUGHERTY RESOURCES, INC.)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 PROVINCE OF BRITISH COLUMBIA            0-12185               NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF        (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)          IDENTIFICATION NO.)

          120 PROSPEROUS PLACE, SUITE 201
                LEXINGTON, KENTUCKY                           40509-1844
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (859) 263-3948

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ITEM 5. OTHER EVENTS

      On June 25, 2004, following approval at its annual meeting of shareholders, Daugherty Resources, Inc. implemented a change in corporate name to NGAS Resources, Inc., as described in a press release included as an exhibit to this report and incorporated herein by reference. The name change was implemented in connection with a corporate transition under the new business corporation law in British Columbia, Canada, our jurisdiction of incorporation. As part of the corporate transition, our shareholders also approved changes to our governing articles to increase the quorum requirement for shareholder meetings from 10% to one-third of the outstanding shares, to decrease the voting threshold on most shareholder matters from three-fourths of the shares voting to two -thirds and to authorize our board of directors to create one or more series of preferred shares with special rights or restrictions. A copy of the new articles is attached as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

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EXHIBIT
NUMBER                                     EXHIBIT
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
  3.1 Notice of Articles, certified on June 3, 2004 by the Registrar of Corporations under the British Columbia Business Corporations Act.

  3.2 Alteration to Notice of Articles as filed on June 25, 2004 with the Registrar of Corporations under the British Columbia Business Corporations Act.

  3.3 Articles dated June 25, 2004, as amended and restated under the British Columbia Business Corporations Act.

  20.1        Press Release dated June 28, 2004.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NGAS RESOURCES, INC.
                                          (formerly, Daugherty Resources, Inc.)

Date: June 28, 2004                       By:     /s/  William S. Daugherty
                                             ---------------------------------
                                                    William S. Daugherty
                                                   Chief Executive Officer
                                                  (Duly Authorized Officer)
                                                (Principal Executive Officer)